                                   EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR
(ii) AN EXEMPTION THEREFROM UNDER SAID ACT.

           Void after 5:00 p.m. (New York, New York time) on
                                 as provided herein.
                   -------------

Issue Date:   as of                               No. CS-1
                   -------------

                            SERIES CS OPTION
                      TO PURCHASE COMMON SHARES OF
               POLISH TELEPHONES & MICROWAVE CORPORATION

     Polish Telephones & Microwave Corporation (the "Company), a Texas corporation, hereby certifies that for good and valuable consideration as described in that certain agreement dated as of May 6, 1996 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, Richard H. Langley, Jr. is entitled, subject to the terms set forth in this Series CS Option to Purchase Common Shares (the "Option"), at any time or from time to time, but not later than _____________, to purchase from the Company _____________________ (________) shares of common stock, $.001 par value of the Company (the "Shares") at the purchase price of five dollars ($5.00) per Share (such purchase price per Share, as adjusted from time to time pursuant to the provisions set forth below, being referred to herein as the "Exercise Price"). The Issue Date shall be the date set forth above. This Option and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void to the extent the Holder fails to exercise any portion of this Option prior to 5:00 p.m., New York, New York time, on the date which is _____ years from the Issue Date.


1.Restrictions on Transfer of Shares
  ----------------------------------

The Shares underlying this Option may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under the Securities Act of 1933 (the "Act") or (ii) an unqualified reasoned opinion of counsel reasonably satisfactory to the Company opining that the proposed transaction is exempt from registration under said Act.

2.Exercise of Option
  ------------------

(a)This Option shall be exercisable in whole or in part at any time prior to its expiration.

(b)All or any part of this Option may be exercised by the Holder of this Option (the "Holder") by surrendering it, with the form of subscription annexed hereto duly executed by such Holder, to the Company at its principal executive office or to the Company's transfer agent accompanied by payment in full, in cash or by certified or official bank check, of the Exercise Price payable in respect of all or part of the Option being exercised. If less than the entire Option is exercised, the Company shall, upon such exercise, execute and deliver to the Holder hereof a new Option in the same form as this Option evidencing the right to purchase Shares hereunder to the extent not exercised. This Option shall be deemed to have been exercised prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions.

(c)The Company shall, at the time of any exercise of all or part of this Option, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Option; provided that if the Holder of this Option shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such Holder any such rights.

(d)The Shares which may be delivered upon the exercise of this Option shall, upon payment therefor as provided herein and delivery thereof, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

(e)The Company shall cooperate with the Holder in an exercise pursuant to which all or part of the Shares will be sold simultaneously with the exercise of this Option with the broker-dealer participating in such sale being irrevocably instructed to remit the proceeds of the exercise to the Company upon settlement of the sale of the underlying Shares.

3.Fractional Shares
  -----------------

No fractional securities or scrip representing fractional securities shall be issued upon the exercise of this Option. With respect to any fraction of a security called for upon any such exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such security, determined as follows:

(a)If the security is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the security on such exchange on the last business day prior to the date of exercise of this Option, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

(b)If the security is not listed or admitted to unlisted trading privileges, the current value shall be the last reported sale price on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System ("NASDAQ/NMS") or the mean between the closing bid and asked quotations reported by the NASDAQ System or the NASD OTC Bulletin Board (or, if not so quoted, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Option; or

(c)If the security is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ, or the NASD OTC Bulletin Board (or by the National Quotation Bureau, Inc.), an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4.Exchange, Assignment or Loss of Option
  --------------------------------------

     This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of securities purchasable hereunder. This Option and any rights related thereto shall not be transferable or assigned by the Holder other than by will or by the laws of descent and distribution. This Option may be divided or combined with other Options that carry the same rights upon presentation hereof to the Company's office together with a written notice specifying the names and denomination in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any new Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and in the case of loss, theft or destruction, of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Option, if mutilated, the Company will cause to be executed and delivered a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

5.Rights of the Holder
  --------------------

     The Holder of this Option shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Option.

6.Registration Rights
  -------------------

     The shares of Common Stock underlying this Option shall be registered by the Company with the Securities and Exchange Commission on Form S-8, at the Company's sole expense, prior to or as soon after issuance of this Option as may be practicable.

7.Adjustments
  -----------

(a)The number of securities purchasable on exercise of this Option and the purchase prices therefor shall be subject to adjustment from time to time in the event that the Company shall: (1) pay a dividend in, or make a distribution of, shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares or (4) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders. In any such case, the total number of Shares and the number of shares or other units of such total securities purchasable on exercise of this Option immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate exercise price, the number of Shares and the number of shares or other units of such securities that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Option been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this Section 7(a) shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this Section 7(a), the Holder shall become entitled to receive shares of two or more classes or series of securities of the Company, the Board of Directors of the Company shall equitably determine the allocation of the adjusted exercise price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

(b)In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into or with another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, on exercise of this Option as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Option immediately prior thereto. In such case, the terms of this Option shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Option after such consummation.

(c)Whenever a reference is made in this Section 7 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.

(d)Whenever the number of securities purchasable upon exercise of this Option or the exercise prices thereof shall be adjusted as required herein, the Company shall forthwith file such information with its Secretary at its principal office, and with the price determined as herein provided and setting forth in detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after such adjustment, deliver a copy of such certificate to the Holder.

(e)The Company (1) will not cause the par value of any securities receivable on exercise of this Option to be in excess of the amount payable therefor on such exercise, and (2) will take all action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and non-assessable shares (or other securities or property deliverable hereunder) upon the exercise of this Option. This Option shall bind the successors and assigns of the Company.

(f)Notwithstanding anything in this Section 7 to the contrary, no adjustment in the number of securities purchasable on exercise of this Option shall be made with respect to dilution which would result from the issuance of Common Stock pursuant to the exercise of warrants, options or other convertible securities which have heretofore or from the issuance of Common Stock pursuant to the exercise of options which have heretofore or may hereafter be granted pursuant to any employee incentive plan of the Company, whether qualified or non-qualified.

8.Reservation of Shares
  ---------------------

     The Company shall at all times reserve, for the purpose of issuance on exercise of this Option, such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Option, and the Company shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized and unissued shares of Common Stock or such other class or classes of capital stock or other securities in such number as shall be sufficient for such purpose.

9.Approvals
  ---------

     The Company shall from time to time use its best efforts to obtain and continue in effect any and all permits, consents, registrations, qualifications and approvals of governmental agencies and authorities and to make all filings under applicable securities laws that may be or become necessary in connection with the issuance, sale, transfer and delivery of this Option and the issuance of securities on any exercise hereof. Nothing contained in this Section 9 shall in any way expand, alter or limit the rights of the Holder set forth in Section 1 hereof.

10.Notices
   -------

    All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, as follows:

    (a)if to the Company, to:

    Polish Telephones & Microwave Corporation
    4635 Southwest Freeway, Suite 800
    Houston, TX  77027
    Attention:  E. Scott Crist, President


    with a copy to:
    De Martino Finkelstein Rosen & Virga
    1818 N Street, N.W., Suite 400
    Washington, D.C.  20036
    Attention:  Ralph V. De Martino, Esquire

    (b)if to the Holder, to:

     Richard H. Langley, Jr.
     c/o Langley Financial Group, Inc.
     8543 Santa Monica Boulevard
     Suite 12
     Los Angeles, California  90069

The Company and the Holder may change such address at any time or times by notice hereunder to the other.

11.Amendments; Waivers; Terminations; Governing Law; Headings; Entire
   ------------------------------------------------------------------
   Agreement
   ---------

     This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Option shall be governed by and construed and interpreted in accordance with the laws of the State of Texas. The headings in this Option are for convenience of reference only and are not part of this Option. This Option is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Option, and there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Option shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Option shall be effective only if made in writing and executed with the same formality of this Option.

IN WITNESS WHEREOF, Polish Telephones & Microwave Corporation has duly caused this Option to be signed in its name and on its behalf by its duly authorized officers, as of the date first set forth above.

                                  Polish Telephones and Microwave Corporation

ATTEST:
                                   By:
                                      --------------------------
--------------------                  E. Scott Crist, President
Secretary

                       Annex to Option

                      FORM OF ASSIGNMENT
                      ------------------

              (To be executed upon transfer of Option)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ______________________the right represented by the within Option, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint____________________________attorney to transfer such Option on the Option register of the within named Company, with full power of substitution.

DATED:_________________,199_.


                              Signature

                              ------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Option)



                               Signature Guaranteed:

                               -------------------------

                       Annex to Option

                    FORM OF SUBSCRIPTION
                    --------------------

(To be completed and signed only upon an exercise of the Option in whole or in part)

TO:American Stock Transfer & Trust Co.
   ----------------------------------
   as transfer agent for Polish Telephones & Microwave Corporation

     The undersigned, the Holder of the attached Option, hereby irrevocably elects to exercise the purchase right represented by the Option for, and to purchase thereunder,_________________ Shares (as such terms are defined in the Option dated as of _______________, from Polish Telephones & Microwave Corporation to Richard H. Langley, Jr.) (or other securities or property), and herewith makes payment of $____________ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:


Name:
                        ---------------------------
Address:
                        ---------------------------
Social Security Number:
                        ---------------------------
Deliver to:
                        ----------------------------
Address:                ____________________________

     If the foregoing Subscription evidences an exercise of the Option to purchase fewer than all of the Shares (or other securities or property) to which the undersigned is entitled under such Option, please issue a new Option, of like tenor, for the remaining portion of the Option (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:
                        ------------------------------

Address:                ------------------------------

DATED:                               , 199  .
                        -------------     --

------------------------
(Name of Holder)

------------------------
(Signature of Holder or Authorized Signatory)

------------------------
Signature Guaranteed:

------------------------        --------------------------
                                (Social Security or Taxpayer Identification
                                 Number of Holder)